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[PEAT MARWICK LLP LETTERHEAD]

                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
California Bancshares, Inc.:

We consent to incorporation by reference in the registration statements:

      No. 33-48708 on Form S-8      Incentive Stock Option Plan
      No. 33-20209 on Form S-3      Dividend Reinvestment Plan
      No. 33-41504 on Form S-8      Director's Stock Option Plan

of California Bancshares, Inc. of our report dated January 17, 1996, except
Note 14, which is as of February 12, 1996, relating to the consolidated balance sheet of California Bancshares, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of California Bancshares, Inc.


                                         KPMG PEAT MARWICK LLP


March 25, 1996